EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-40729) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43595, 333-42375, 333-34743, 333-34699, 333-31265, 33-44115,
33-31819,  33-23504, 33-7499, 2-89925, 33-10106, 33-38044, 33-16987, 33-62603)
of Compaq Computer Corporation of our report dated January 21, 1998, except as to Note 11, which is as of January 26, 1998, appearing on page 20 of Compaq Computer Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the references to us under the heading "Selected Consolidated Financial Data" in the Annual Report on Form 10-K for the year ended December 31, 1997. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."







/s/ PRICE WATERHOUSE LLP
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PRICE  WATERHOUSE  LLP


Houston,  Texas
February  19,  1998